UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2024

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 29, 2024, eXp World Technologies, LLC (“Seller”), a wholly owned subsidiary of eXp World Holdings, Inc. (the “Company”), completed the sale of substantially all of the assets, including intellectual property, used primarily in its Virbela application-based software platform (the “Business”) pursuant to the Asset Purchase Agreement, dated November 29, 2024 (the “Agreement”), with Virbela LLC (the “Buyer”). The Buyer is wholly owned by Alex Howland (“Howland”) and Erik Hill (“Hill”), the Seller’s former Co-Founder and President and Co-Founder and Vice President, Engineering, respectively. In exchange for the assets acquired by the Buyer under the Agreement, the Buyer assumed all liabilities relating to the Business, subject to specified exceptions, and  Howland and Hill waived severance payments in the aggregate amount of $252,100 contractually owed to them by the Seller upon their termination of employment, which became effective upon the closing of the transactions under the Agreement. The results of the Business were previously reported in the Company’s Virbela segment, which was classified as a discontinued operation beginning in the first quarter of 2024 and reflected in the Company’s Quarterly Reports on Form 10-Q for the first quarter ended March 31, 2024, as filed on May 1, 2024, second quarter ended on June 30, 2024, as filed on July 31, 2024, and third quarter ended September 30, 2024, as filed on November 7, 2024.

The Company is also filing herewith certain pro forma financial information related to the sale of the Business, which is attached hereto as Exhibit 99.1. The Company classified the Business as discontinued operations in its consolidated balance sheet as of September 30, 2024 in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and classified the related operating results, net of income tax, as discontinued operations in its consolidated statements of operations for the nine months ended September 30, 2024 in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024. Accordingly, the Company has not provided pro forma financial statements as of and for the nine-months ended September 30, 2024 in this Current Report on Form 8-K.

Item 8.01Other Events.

On December 5, 2024, the Board of Directors of the Company authorized, and the Company entered into, a Ninth Amendment (the “Ninth Amendment”) to that certain Issuer Repurchase Plan by and between the Company and Stephens Inc., which modifies the monthly repurchase amounts through December 31, 2025. A copy of the Ninth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The Unaudited Pro Forma Financial Statements of the Company reflecting the closing of the sale of the Business are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

i.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2023.
ii.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2022.
iii.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2021.

(d) Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment to eXp World Holdings, Inc. Stock Repurchase Plan
99.1	Unaudited pro forma consolidated statement of operations for the years ended December 31, 2023, December 31, 2022, and December 31, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: December 5, 2024	/s/ James Bramble
James Bramble
Chief Legal Counsel